                                                                     EXHIBIT 4.2
                                                                     -----------


                           LIBERTY MEDIA CORPORATION

                                      AND

                              THE BANK OF NEW YORK

                                    Trustee

                             _____________________

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 7, 1999

                             _____________________

                       Supplementing the Trust Indenture

                            Dated as of July 7, 1999

                              ____________________

                   $750,000,000 7-7/8% Senior Notes due 2009
                 $500,000,000 8-1/2% Senior Debentures due 2029

     FIRST SUPPLEMENTAL INDENTURE, dated as of the 7th day of July, 1999, between LIBERTY MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee");

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 7, 1999 (the "Original Indenture" and, together with this First Supplemental Indenture, the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, two series of Securities designated as the "7-7/8% Senior Notes due 2009" and the "8-1/2% Senior Debentures due 2029" under the Original Indenture in the aggregate principal amounts of $750,000,000 and $500,000,000, respectively;

     WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the two series of Securities designated as the "7-7/8% Senior Notes due 2009" and the "8-1/2% Senior Debentures due 2029," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

     Section 101.  Definitions.

     Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

     "Cedel" shall mean Cedelbank.

     "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life of the Notes or the Debentures, as the case may be, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such securities.

     "Comparable Treasury Price" shall mean, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Debentures" shall mean the Company's 8-1/2% Senior Debentures due 2029.

     "Depository" shall have the meaning assigned to it in the Original
Indenture.

     "DTC" shall mean The Depository Trust Company.

     "Euroclear" shall mean the Euroclear System.

     "Independent Investment Banker" shall mean one of the Reference Treasury Dealers appointed by the Company.

     "Initial Purchasers" shall mean Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Schroder & Co. Inc. and TD Securities (USA) Inc.

     "Interest Payment Date" shall have the meaning assigned to it in Section
206.

     "Notes" shall mean the Company's 7-7/8% Senior Notes due 2009.

     "Permanent Regulation S Security" shall have the meaning assigned to it in
Section 213(c).

     "Reference Treasury Dealer" shall mean each of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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     "Regulation S" shall mean Regulation S under the Securities Act.

     "Remaining Scheduled Payments" shall mean, with respect to the Notes or the Debentures, as the case may be, the remaining scheduled payments of principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption.

     "Restricted Certificated Security" shall have the meaning assigned to it in
Section 213(d).

     "Restricted Period" shall have the meaning assigned to it in Section 207.

     "Rule 144A" shall mean Rule 144A under the Securities Act.

     "Rule 144A Security" shall have the meaning assigned to it in Section
213(b).

     "Securities" shall mean the Notes and the Debentures collectively.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     "Temporary Regulation S Security" shall have the meaning assigned to it in
Section 213(c).

     "Treasury Rate" shall mean, with respect to any Redemption Date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     Section 102.  Section References.

     Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

                                  ARTICLE TWO

                       TITLE AND TERMS OF THE SECURITIES

     Section 201.  Title of the Securities.

     The respective titles of the Securities of the two series established hereby are the "7-7/8% Senior Notes due 2009" and the "8-1/2% Senior Debentures due 2029".

     Section 202.  Amount and Denominations.

     The aggregate principal amount of the Notes and Debentures which may be authenticated and delivered under the Indenture is limited to $750,000,000 and $500,000,000, respectively, except for Securities of each series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the Notes and the Debentures may be reopened, without the consent of the Holders thereof, for issuance of additional Securities of each series.

     Section 203.  Registered Securities.

     The certificates for the Notes and the Debentures shall be Registered Securities and shall be in substantially the form attached hereto as Exhibits A-1, A-2, A-3 and A-4 and B-1, B-2, B-3 and B-4, respectively, and shall bear the legends as are inscribed thereon.

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     Section 204.  Issuance and Pricing.

     The Securities of each series shall be issued and sold by the Company to the Initial Purchasers, parties to the Purchase Agreement dated June 30, 1999 with the Company, at a price equal to 99.754% of the principal amount thereof (in the case of the Notes) and 98.852% of the principal amount thereof (in the case of the Debentures); and the initial price to purchasers of the Securities from the Initial Purchasers shall be 99.404% of the principal amount thereof (in the case of the Notes), plus accrued interest, if any, from July 7, 1999, and 99.727% of the principal amount thereof (in the case of the Debentures), plus accrued interest, if any, from July 7, 1999.

     Section 205.  Stated Maturity.

     The Stated Maturity of (i) the Notes on which the principal thereof is due and payable shall be July 15, 2009 and (ii) the Debentures on which the principal thereof is due and payable shall be July 15, 2029.

     Section 206.  Interest.

     The principal of the Securities shall bear interest from July 7, 1999 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 2000, to the Persons in whose names the Securities (or one or more Predecessor Securities) are registered at the close of business on the January 1 or July 1 next preceding such Interest Payment Date. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on the Notes will accrue at the rate of 7-7/8% per annum and interest on the Debentures will accrue at the rate of 8-1/2% per annum, in each case until the principal thereof is paid or made available for payment.

     Section 207.  Registration, Transfer and Exchange.

     The principal of and interest on the Securities of each series shall be payable and the Securities of each series may be surrendered or presented for payment, the Securities of each series may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Securities of each series and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company payment of interest on either series may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register; and provided, further, that (subject to Section 1002 of the Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. Notwithstanding the foregoing, a Holder of $10 million or more in aggregate principal amount of certificated Securities (whether or not of the same series) on a Regular Record Date shall be entitled to receive interest payments on the next succeeding Interest Payment Date, other than an Interest Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

     Rule 144A Security or Restricted Certificated Security to Temporary Regulation S Security. Prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S) (the "Restricted Period"), if a holder of a beneficial interest in a Rule 144A Security deposited with the Depository or a Holder of a Restricted Certificated Security wishes at any time to exchange all or a portion of its interest in such Rule 144A Security or to exchange all or a portion of its Restricted Certificated Security, as the case may be, for an interest in the Temporary Regulation S Security, or to transfer all or a portion of its interest in such Rule 144A Security or transfer all or a portion of its Restricted Certificated Security, as the case may be, to a Person who wishes to take delivery thereof in the form of an interest in such Temporary Regulation S Security, such holder or Holder may, subject to the rules and procedures of the Depository and to the requirements set forth below, exchange or cause the

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exchange or transfer or cause the transfer of such interest or Restricted
Certificated Security for an equivalent beneficial interest in such Temporary Regulation S Security:

          Rule 144A Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Temporary Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Temporary Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Temporary Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

          Restricted Certificated Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) a certificate substantially in the form of Exhibit D hereto given by the Holder of a Restricted Certificated Security, (2) the Restricted Certificated Security to be exchanged or transferred duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing providing for the transfer of the amount to be exchanged or transferred to the Depository, its nominee, or the custodian for the Depository, as the case may be, (3) instructions from the Holder of the Restricted Certificated Security directing the Trustee to credit or cause to be credited a beneficial interest in the Temporary Regulation S Security in an amount equal to the amount of the Restricted Certificated Security to be exchanged or transferred, and (4) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, the Trustee, as transfer agent, shall cancel the Restricted Certificated Security and instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to increase or reflect on its records an increase of the principal amount of such Temporary Regulation S Security by the aggregate principal amount of the Restricted Certificated Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Temporary Regulation S Security equal to the reduction in the principal amount of such Restricted Certificated Security. If any Restricted Certificated Security is so exchanged or transferred in part but not in whole, then the Company shall execute, and the Trustee shall authenticate and deliver, a new Restricted Certificated Security registered in the name of the Holder of the Restricted Certificated Security so exchanged or transferred.

     Rule 144A Security or Restricted Certificated Security to Permanent Regulation S Security. After the expiration of the Restricted Period, if a holder of a beneficial interest in the Rule 144A Security deposited with the Depository or a Holder of a Restricted Certificated Security wishes at any time to exchange all or a portion of its interest in such Rule 144A Security or all of a portion of its Restricted Certificated Security, as the case may be, for an interest in the Permanent Regulation S Security, or to transfer all or a portion of its interest in such Rule 144A Security or to transfer all or a portion of its Restricted Certificated Security, as the case may be, to a Person who wishes to take delivery thereof in the form of an interest in such Permanent Regulation S Security, such holder or Holder may, subject to the rules and procedures of the Depository and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such interest or Restricted Certificated Security for an equivalent beneficial interest in such Permanent Regulation S Security:

          Rule 144A Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and (3) a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Permanent Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

          Restricted Certificated Security. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) a certificate substantially in the form of Exhibit F hereto given by the Holder of a Restricted Certificated Security, (2) the Restricted Certificated Security to be exchanged or transferred duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing providing for the transfer of the amount to be exchanged or transferred to the Depository, its nominee, or the custodian for the Depository, as the case may be, (3) instructions from the Holder of the Restricted Certificated Security directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Regulation S Security in an amount equal to the amount of the Restricted Certificated Security to be exchanged or transferred and (4) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, the Trustee, as transfer agent, shall cancel the Restricted Certificated Security and instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Security by the aggregate principal amount of the Restricted Certificated Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Permanent Regulation S Security equal to the reduction in the principal amount of such Restricted Certificated Security. If any Restricted Certificated Security is so exchanged or transferred in part but not in whole, then the Company shall execute, and the Trustee shall authenticate and deliver, a new Restricted Certificated Security registered in the name of the Holder of the Restricted Certificated Security so exchanged or transferred.

     Regulation S Security to Rule 144A Security. If a holder of a beneficial interest in the Temporary Regulation S Security or the Permanent Regulation S Security which is deposited with the Depository wishes at any time to exchange its interest for an interest in the Rule 144A Security, or to transfer its interest in such Temporary Regulation S Security or Permanent Regulation S Security to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Security, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security. Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from Euroclear or Cedel or the Depository, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Temporary Regulation S Security or the Permanent Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depository to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Temporary Regulation S Security (but not the Permanent Regulation S Security) for an interest in the Rule 144A Security, a certificate substantially in the form of Exhibit G hereto given by the holder of such beneficial interest, the Trustee,

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as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Temporary Regulation S Security or such Permanent Regulation S Security, as the case may be, by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Security or such Permanent Regulation S Security to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Security or such Temporary Regulation S Security, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Permanent Regulation S Security or such Temporary Regulation S Security, as the case may be.

     Temporary Regulation S Security to Permanent Regulation S Security. After the expiration of the Restricted Period, interests in a Temporary Regulation S Security as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit H hereto to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit I hereto from the holder of a beneficial interest in such Temporary Regulation S Security, will be exchanged, on and after the Restricted Period, for interests in the Permanent Regulation S Security. The Trustee shall effect such exchange by delivering to the Depository for credit to the respective accounts of the holders of Securities represented by a beneficial interest in the Temporary Regulation S Global Security, a duly executed and authenticated Permanent Regulation S Security, representing the principal amount of interests in the Temporary Regulation S Security initially exchanged for interests in the Permanent Regulation S Security. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Company and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this First Supplemental Indenture and the Temporary Regulation S Security. Upon any exchange of interests in a Temporary Regulation S Security for interests in a Permanent Regulation S Security, the Trustee shall endorse the Temporary Regulation S Security to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Regulation S Security to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Security, and the Securities evidenced thereby, shall in all respects be entitled to the same benefits under the Indenture as the Permanent Regulation S Security, the Rule 144A Security and the Restricted Certificated Securities authenticated and delivered hereunder.

     Restricted Certificated Security to Rule 144A Security. If a holder of a Restricted Certificated Security wishes at any time to exchange all or any portion of such Restricted Certificated Security for an interest in the Rule 144A Security, or to transfer all or any portion of such Restricted Certificated Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Security, such Holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of the principal amount of the Restricted Certificated Security to be so exchanged or transferred. Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) a certificate substantially in the form of Exhibit J hereto given by the Holder of such Restricted Certificated Security,
(2) the Restricted Certificated Security to be exchanged or transferred duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing providing for the transfer of the amount to be exchanged or transferred to the Depository, its nominee, or the custodian for the Depository, as the case may be, (3) instructions from the Holder of the Restricted Certificated Security directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the amount of the Restricted Certificated Security to be exchanged or transferred, and (4) a written order given in accordance with the Depository's procedures containing information regarding the member's account to be credited with such increase and the name of such account, the Trustee, as transfer agent, shall cancel the Restricted Certificated Security and instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the Restricted Certificated Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an agent member of the Depository) a beneficial interest in such Rule 144A Security equal to the principal amount of such Restricted Certificated Security to be exchanged or transferred. If any Restricted Certificated Security is so exchanged or transferred in part but not in whole, then the Company shall execute, and the Trustee shall authenticate and deliver, a new Restricted Certificated Security registered in the name of the Holder of the Restricted Certificated Security so exchanged or transferred.

     Restricted Certificated Security to Restricted Certificated Security. If a Holder of a Restricted Certificated Security wishes at any time to transfer all or any portion of such Restricted Certificated Security to a person who wishes to take delivery thereof in the form of a Restricted Certificated Security, such Holder may, subject to the requirements set forth in the following sentence, transfer or cause the transfer of the principal amount of the Restricted Certificated Security to be so transferred. Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) a certificate substantially in the form of Exhibit K hereto given by the Holder of such Restricted Certificated Security, (2) the Restricted Certificated Security to be transferred duly endorsed, or accompanied by a written instrument of transfer for the amount to be transferred in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, and (3) if the transfer is other than (i) to the Company or to an Initial Purchaser or by, through or in a transaction approved by an Initial Purchaser,
(ii) to a Person who the transferor thereof reasonably believes is a Qualified Institutional Buyer (as that term is defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S, or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), a Bond Power from the transferor and the transferee in substantially the form of Exhibit L hereto duly executed, and any other additional documentation and evidence (including but not limited to an opinion of counsel) as the Company may, in its absolute discretion, require to evidence that the transfer is being made in compliance with an applicable exemption from registration, the Trustee, as Security Registrar, shall cancel the Restricted Certificated Security, and the Company shall execute and the Trustee shall authenticate and deliver, a new Restricted Certificated Security in a principal amount equal to the principal amount of the Restricted Certificatd Security to be transferred, registered in the name of the transferee. If any Restricted Certificated Security is so transferred in part but not in whole, then the Company shall execute and the Trustee shall authenticate and deliver, a new Restricted Certificated Security registered in the name of the transferor.

     Section 208.  Redemption of the Securities.

     The Notes and the Debentures will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on at least 30 but not more than 60 days prior notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of such series to be redeemed or (ii) the sum, as determined by the Independent Investment Banker, of the present values of the Remaining Scheduled Payments of the securities to be redeemed, discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points in the case of the Notes and 35 basis points in the case of the Debentures. In the case of each of clause (i) and (ii), accrued interest will be payable to the redemption date.

     Section 209.  Denominations.

     The Securities shall be issued in denominations of $1,000 and integral multiples in excess thereof.

     Section 210.  Currency.

     The interest, premium, if any, and principal on the Securities shall be payable only in Dollars.

     Section 211.  Applicability of Certain Indenture Provisions.

     Sections 402 (including, without limitation, Sections 402(2) and 402(3)), 403, 1005, 1006 and 1007 of the Indenture shall apply to the Securities.

     Section 212.  Security Registrar and Paying Agent.

     The Trustee shall be Security Registrar and the initial Paying Agent and initial transfer agent for the Securities of each series (subject to the Company's right (subject to Section 1002 of the Indenture) to remove the Trustee as such Paying Agent and/or transfer agent with respect to each series and, from time to time, to designate

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

one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Securities of each series.

     Section 213.   Global Securities and Restricted Certificated Securities.

     (a) Each series of Securities may be issued in whole or in part in the form of one or more permanent certificated Securities or temporary or permanent global Securities. The initial Depository for the global Securities of each series shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Securities of each series from time to time.

     (b)  Rule 144A Securities. Notes and Debentures initially offered and sold
          --------------------
in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A) shall be issued in the form of permanent Global Securities in definitive fully registered form without interest coupons, substantially in the form of Exhibit A-1 in the case of the Notes and B-1 in the case of the Debentures (each, a "Rule 144A Security"). Each Rule 144A Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of a Rule 144A Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

     (c)  Temporary Regulation S Securities; Permanent Regulation S Securities.
          --------------------------------------------------------------------
Notes and Debentures initially offered and sold in reliance on Regulation S shall be issued in the form of temporary Global Securities in definitive fully registered form without interest coupons, substantially in the form of Exhibits A-2 in the case of the Notes and B-2 hereto in the case of the Debentures (each, a "Temporary Regulation S Security"). Each Temporary Regulation S Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel. After the expiration of the Restricted Period, each Temporary Regulation S Security will be exchanged for a permanent Global Security, substantially in the form of Exhibits A-3 in the case of the Notes and B-3 in the case of the Debentures (each, a "Permanent Regulation S Security"). Until the expiration of the Restricted Period, interests in a Temporary Regulation S Security may only be held by agent members of Euroclear and Cedel. During the Restricted Period, interests in a Temporary Regulation S Security may be exchanged for interests in the applicable Rule 144A Security. The aggregate principal amount of a Temporary Regulation S Security and a Permanent Regulation S Security may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.

     The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to any Global Security insofar as interests in such Global Security are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (d)  Restricted Certificated Securities. Notes and Debentures initially
          ----------------------------------
offered and sold to institutional investors that are "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued in the form of permanent certificated Securities in definitive fully registered form without interest coupons, substantially in the form of Exhibits A-4 in the case of the Notes and B-4 in the case of the Debentures (each a "Restricted Certificated Security").

     Section 214.  Payments on Temporary Regulation S Security.

     Prior to expiration of the Restricted Period, payments (if any) on the Temporary Regulation S Securities will only be paid to the Holder thereof to the extent that there is presented by Cedel or Euroclear to the Trustee a certificate, substantially in the form set out in Exhibit F hereto, to the effect that it has received from or in respect of a beneficial owner of an interest in such Temporary Regulation S Securities (as shown by its records) a certificate substantially in the form of Exhibit G hereto. After the Restricted Period, the Holders of Temporary Regulation S Securities will not be entitled to receive any payment thereon.

     Section 215.  Sinking Fund.

     Neither the Notes nor the Debentures shall be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

     Section 216.  Conversion.

     Neither the Notes nor the Debentures shall be convertible into Common Stock and shall not be exchangeable for any other securities.

                                 ARTICLE THREE

                           MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                  LIBERTY MEDIA CORPORATION

                                  By: /s/ Charles Y. Tanabe
                                     -------------------------------------
                                       Name: Charles Y. Tanabe
                                       Title: Senior Vice President

                                  THE BANK OF NEW YORK, as Trustee

                                  By: /s/ Walter Gitlin
                                     --------------------------------------
                                       Name: Walter Gitlin
                                       Title: